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                                                                    EXHIBIT 3.2


                                   BY-LAWS OF

                             EVERGREENBANCORP, INC.

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                             ARTICLE 1. STOCKHOLDERS

        Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held on or before April 30 of each year at the time, date and place as determined by the Board of Directors. Written notice of such meeting shall be mailed to the record address of each stockholder not less than ten, nor more than thirty days before the date of such meeting. Such notice shall state the time when such meeting is to be held and the place of the meeting. No notice of annual meeting of stockholders need be given to any stockholder who shall sign a written waiver of notice of said meeting.

        Section 2. SPECIAL MEETINGS of stockholders may be held at any time pursuant to a resolution of the board of directors or to a call signed by stockholders holding a majority of the voting stock of the corporation, or on call of the president. Calls for special meetings shall specify the time, place and objects of the meeting, and written notice thereof shall be mailed, postage prepaid, to each stockholder at the last known address of said stockholder not less than ten (10) days prior to the date fixed for said meeting. No other business may be considered than that stated in the notice of the meeting.

        Section 3. PLACE OF MEETING. All stockholders' meetings shall be held at the principal office of the corporation, or at such other place as may be authorized in the city where the corporation has its principal place of business.

        Section 4. VOTING. Each stockholder shall be entitled to as many votes as he has shares of capital stock in the corporation, at every annual and special meeting of stockholders. Votes may be cast either in person or by proxy, but no proxy shall be valid unless executed and dated within eleven (11) months previous to the meeting at which it is to be used.

        Section 5. QUORUM at any meeting of the stockholders shall consist of a majority of the voting stock of the corporation, represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting unless otherwise provided by law. Whenever there shall be no quorum at a regular or Special meeting, the members present may adjourn the meeting from day to day until a quorum shall be obtained; and any meeting may be adjourned from time to time by a vote of a majority of a quorum present, but no business except adjournment shall be transacted in the absence of a quorum.

        Section 6. THE ELECTION OF DIRECTORS shall be held at the annual meeting of stockholders, and shall, after the first election, be conducted by two inspectors of election, appointed by the president for that purpose. The election shall be by ballot and each stockholder of record shall be entitled to cast one vote for each share of stock held by him,

        Section 7. THE ORDER OF BUSINESS AT the annual meeting and, as far as possible, at all other meetings of the stockholders, shall be:



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        (1)     Calling of roll

        (2)     Proof of due notice of meeting

        (3)     Reading and disposal of any unapproved minutes

        (4)     Annual reports of officers and committees

        (5)     Election of directors

        (6)     Unfinished business

        (7)     New business

        (8)     Adjournment


                             ARTICLES II. DIRECTORS

        Section 1. THE BUSINESS AND PROPERTY of the corporation shall be managed by a board of directors, consisting of 9 members, who shall be elected annually by ballot by the stockholders for a term of three years; except, at the first annual meeting of the stockholders, three directors shall be elected for a term of one year, three directors for a term of two years, and three directors for a term of three years. Directors shall serve until the election and acceptance of their duly qualified successors. Any vacancies occurring in the board elected by the stockholders may be filled by the board for the part of the unexpired term that runs to the next annual meeting of stockholders, at which time the stockholders shall elect a director to fill the vacancy for the remainder of the original term. Directors shall receive such compensation for their services, as the board of directors shall determine. All nominations of directors must be filed with the Secretary at least 30 days prior to the date of the annual meeting of stockholders.

        Section 2. THE REGULAR MEETINGS of the board of directors shall be held within or without the State of Washington, on such day of each month and in such place as shall be fixed by the board of directors; provided, however, immediately after adjournment of the annual meeting of stockholders at which directors are elected, the directors elected at such meeting shall meet for the purpose of election of officers and transaction of such other business as may properly come before the board.

        Section 3. SPECIAL MEETINGS of the board of directors may be held in the principal office of the corporation in Seattle, Washington, at any time on call of the president, or of any three members of the board, or may be held at any time without notice, by unanimous consent of all of the members, or with the presence and participation of all members at such meeting.

        Section 4. NOTICES of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the secretary to each member of the board not less than five days before any such meeting, and notices of special meetings shall state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

        Section 5. A QUORUM at any meeting shall consist of a majority of the entire membership of the board. A majority of such quorum shall decide any question that may come before the meeting.



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        Section 6. OFFICERS OF THE BOARD OF DIRECTORS shall consist of a chairman and secretary, each of whom are elected each year at the first meeting of directors immediately following the annual meeting of the stockholders. A vacancy may be filled for the unexpired term by the directors at any regular or special meeting.

        Section 7. OFFICERS OF THE COMPANY shall be elected by ballot by the board of directors at their first meeting after the election of directors each year. If any office becomes vacant during the year, the board of directors shall fill the same for the unexpired term. The board of directors shall fix the compensation of the officers and agents of the corporation.

        Section 8. THE ORDER OF BUSINESS at any regular or special meeting of the board of directors shall be:


        (1)     Reading and disposal of any unapproved minutes

        (2)     Reports of officers and committees

        (3)     Unfinished business

        (4)     New business

        (5)     Adjournment


                              ARTICLE III. OFFICERS

        Section 1. OFFICERS. The officers of this corporation shall be president, executive vice-president, one or more vice-presidents, and such other officers as may be required from time to time for the prompt and orderly transaction of its business: and all officers, clerks and agents shall be elected and employed by the board of directors, or with the consent thereof, and their several duties may be prescribed by the board.

        Section 2. TERM. The president, executive vice-president, senior vice-presidents and vice-presidents shall hold office for the current year, until the board meeting following the next annual meeting of shareholders. Any vacancy occurring in such offices shall be filled by the board of directors. Such officers may also serve as members of the board.

        Section 3. EXECUTIVE VICE-PRESIDENT. In the absence or inability of the president, for any cause, the executive vice-president is authorized to perform all acts and duties pertaining to the office of president, except such as the president only is authorized by law to perform.

        Section 4. RESPONSIBILITY OF OFFICERS AND EMPLOYEES - BONDS AND INSURANCE. The board of directors may direct and require good and sufficient surety-company fidelity bonds on all active officers and employees. Such bonds may be individual, schedule or blanket form, and the premiums shall be paid by the corporation. The board of directors may also direct and require suitable insurance protection against burglary, robbery, theft and other similar insurance hazards to which the corporation may be exposed.

        Section 5. TEMPORARY OFFICERS. The board of directors shall have the power, in the absence or disability of any officer or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officers or to an director, providing such



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delegation is not in conflict with this Article for the period of such absence, disability or refusal to act.

                       ARTICLE IV. BUSINESS OF CORPORATION

        Section 1. EXECUTIVE COMMITTEE. There shall be a committee appointed by the Chairman of the Board known as the Executive Committee, consisting of at least three but not more than five directors and the president as ex-officio member, which committee shall have such other powers and duties as shall be fixed by action of the board of directors.

        Section 2. OTHER COMMITTEES. By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than two (2) directors and have such powers and duties as may from time to time be prescribed by the Board.

        Section 3. EARNINGS. Subject to the provisions of law, the earnings of this corporation shall be disposed of according to the order of the board of directors made at a regular or special meeting, and no dividend shall be paid to stockholders or other disposition of earnings made except upon order of the board of directors.

        Section 4. MINUTES. The organization papers of this corporation, the proceedings of all regular and special meetings of the board of directors and of stockholders, the by-laws and all changes and amendments thereof, and the reports of the examining committee made according to law or the by-laws of this corporation, shall be recorded in the minute book. The minutes of each meeting of the board of directors and of the stockholders shall be signed by the secretary and attested by the president or chairman, and such minutes shall be at all times open to inspection of any member of the board of directors.

        Section 5. SECRETARY. The secretary shall keep the minutes of all meetings of stockholders and of directors, and perform such other duties as are prescribed by the board of directors.

        Section 6. RECORDS. The board of directors shall have power to prescribe and, when expedient, to change the forms of books and accounts to be used in the transaction of business of the corporation, and to prescribe the general or particular manner in which the affairs of the corporation shall be conducted. All of the corporate books, including the stock certificate books, stockholders' ledger and minute book shall be kept at the corporation's principal place of business and not elsewhere.

        Section 7. AUTHORITY IN EVENT OF DISASTER. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this corporation by its directors and officers as contemplated by these By-Laws, any two or more available members of the then incumbent executive committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the corporation.

        In the event of the unavailability, at such time, of a minimum of two members of the then incumbent executive committee, any three available directors (including an executive committee



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member, if available) shall constitute the executive committee for the full conduct and management of the affairs and business in accordance with the foregoing provisions of this section. Once constituted, the authority of the interim executive committee shall continue until terminated by resolution of the regularly appointed executive committee or Board of Directors. This section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose.

                                ARTICLE V. STOCK

        Section 1. CERTIFICATES OF STOCK, if issued, will be issued in numerical order from the stock certificate book to each stockholder of record whose stock has been paid in full, be signed by an officer holding the position of senior vice-president or above, and be sealed with the corporate seal. A record of each certificate issued shall be kept on the stub thereof.

        Section 2. TRANSFERS OF STOCK shall be made upon the books of the corporation, and before a new certificate is issued, the old certificate must be surrendered for cancellation. The stock books of the corporation shall be closed for transfer three days before general elections and dividend days.

        Section 3. LOST OR DESTROYED CERTIFICATES may be replaced by duplicates issued at the direction of the board of directors on proof satisfactory to the directors of such loss or destruction of such certificate, and indemnity being furnished satisfactory to the directors to protect the corporation against any loss arising from said lost certificate.

                                ARTICLE VI. SEAL

        Section 1. THE CORPORATE SEAL of the corporation shall consist of two concentric circles between which is the name of the corporation, and in the center shall be inscribed "Corporate Seal" and such seal, as impressed on the margin hereof, shall be the corporate seal of the corporation.

                             ARTICLES VII. EXPENSES

        Section 1. Payment of all current expenses of the corporation shall be after authorization by the president, executive vice-president or senior vice-president, or under their instructions, and a report of expenditures shall be made each month to the board of directors.

            ARTICLES VIII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. Any person made a party to any civil or criminal action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of this corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by the corporation against the reasonable expenses, including, without limitation, attorney's fees and amounts paid in satisfaction of judgment or in settlement, other than amounts paid to the corporation by him, actually and necessarily incurred by or imposed upon him in connection with, or resulting from the defense of such civil or criminal action, suit or



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proceedings, or in connection with or resulting from any appeal therein, except in relation to matters as to which it shall be adjudged in such civil or criminal action, suit or proceeding that such officer, director, or employee is liable by reason of his willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not of itself be deemed an adjudication that such officer, director, or employee is liable for negligence or misconduct in the performance of his duties to the corporation. Such right of indemnification shall not be exclusive of any other right which such officers, directors, and employees of the corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this Article.

                                  ARTICLES IX.

        SECTION 1. The by-laws may be amended at any regular meeting or special meeting of the directors called for that purpose.

        The foregoing Bylaws were adopted by the Board of Directors on February 14, 2001.



                                        /s/ Denice Town
                                        ---------------------------------------
                                        Denice Town, Assistant Secretary




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